EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body And Mind Announces Cease Trade Order & Director Resignation

Las Vegas, NV and Vancouver, B.C. January 29, 2025. Body and Mind Inc. (the “Company” or “BaM”) (CSE:BAMM, OTC Pink: BMMJ) announces that further to its news releases dated November 29, 2024, December 13, 2024, December 30, 2024, January 6, 2025 and January 20, 2025, the Company’s principal regulator in Canada, the British Columbia Securities Commission (the “BCSC”), has issued a cease trade order (the “CTO”) to the Company as a result of the Company’s inability to file its annual audited financial statements for the year ended July 31, 2024, its interim financial report for the period ended October 31, 2024, the related management’s discussion and analysis for the periods ended July 31, 2024 and October 31, 2024, and the required CEO and CFO certifications of annual and interim filings for the periods ended July 31, 2024 and October 31, 2024 (collectively, the “Required Filings”) by the applicable filing deadlines.

The CTO prohibits the trading by any person of any securities of the Company in each jurisdiction in Canada in which the Company is a reporting issuer, including trades in the Company’s shares of common stock made through the Canadian Securities Exchange, for as long as the CTO remains in effect. The CTO provides an exception for beneficial securityholders of the Company who are not currently (and who were not as of January 28, 2025) insiders or control persons of the Company and who sell securities of the Company acquired before January 28, 2025, if both of the following criteria are met: (i) the sale is made through a “foreign organized regulated market”, as defined in section 1.1 of the Universal Market Integrity Rules of the Investment Industry Regulatory Organization of Canada, and (ii) the sale is made through an investment dealer registered in a jurisdiction of Canada in accordance with applicable securities legislation.

The CTO will remain in place until such time as the Required Filings have been filed, following which the Company expects that the BCSC will revoke the CTO. The Company is continuing to make efforts to file the Required Filings as soon as possible. The Company will endeavour to issue regular news releases to keep the investing public apprised of the situation and the progress of its audit and filing efforts.

Additionally, the Company announces that Josh Rosen has resigned as a director of the Company. The Company would like to thank Josh for his valuable work and dedication. Josh’s experience and support have been crucial to advancing the Company and we wish him all the best with his future endeavours.

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About Body and Mind Inc.

BaM is an operations-focused cannabis company which operates retail cannabis dispensaries in California and Illinois, and pending retail operations in Illinois and New Jersey. We work daily to increase our market share through delighting customers while also continuing to hone our operational efficiencies to drive profits. We are primarily guided by the metric of return on investment. Currently, we believe the most significant return on investment projects in front of us are successful retail cannabis store launches in Illinois and New Jersey, which augment our existing retail footprint.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills

President and CEO

Tel: 800-361-6312

ir@bamcannabis.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management, a well as the timing for preparation and filing of the 2024 Annual Financial Filings, and the timing and duration of the management cease trade order under National Policy 12-203. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy our securities.

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